UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 6, 2008 (February 29, 2008)

Rexahn Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50590	11-3516358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9620 Medical Center Drive
Rockville, Maryland  20850
(Address of principal executive offices) (Zip code)

(240) 268-5300
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.  Other Events.

As previously reported, on December 17, 2007, we entered into a Securities Purchase Agreement with Jungwoo Family Co., Ltd., a Korean corporation (“Jungwoo”).  Pursuant to such Securities Purchase Agreement, Jungwoo agreed to purchase, upon and subject to the terms and conditions stated therein, (i) 142,857 shares of our common stock and (ii) a warrant to acquire up to 28,571 shares of our common stock at an exercise price of $1.80 per share, for aggregate cash consideration of $199,999.80 at a closing scheduled to be held on December 24, 2007.  As previously reported, such closing occurred as scheduled.  Pursuant to such Securities Purchase Agreement, Jungwoo also agreed to purchase, upon and subject to the terms and conditions stated therein, (i) 1,285,714 shares of our common stock and (ii) a warrant to acquire up to 257,143 shares of our common stock at an exercise price of $1.80 per share, for aggregate cash consideration of $1,799,999.60 at a closing scheduled to be held on February 29, 2008.  Such closing did not occur as scheduled and there can be no assurance as to when, if ever, such closing will occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.
(Registrant)
By:	/s/ Chang H. Ahn
Chang H. Ahn
Chairman and Chief Executive Officer

Date:     March 6, 2008